Exhibit 99-2




                                      FORM 11-K

                FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
                  AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          (Mark One)
          [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
               EXCHANGE ACT OF 1934 [FEE REQUIRED]

          For the fiscal year ended         December 31, 1994

          [  ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
          For the transition period from               to
          Commission file number


          A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                             CENTRAL MAINE POWER COMPANY
                         EMPLOYEE SAVINGS AND INVESTMENT PLAN
                                 FOR UNION EMPLOYEES

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             CENTRAL MAINE POWER COMPANY
                                   83 EDISON DRIVE
                                AUGUSTA, MAINE  04336














          Q:\YEARLY\11K\UNION-1
                                                  Central Maine Power Company
                                                     Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees


                                 REQUIRED INFORMATION



          The following financial statements shall be furnished for the plan:

          (a) Financial Statements                          Page No.

              Reports of Independent Public Accountants     F-1, F-2

              Statement of Financial Condition                 F-3

              Statements of Income and Changes in
               Participants' Equity                            F-4

              Notes to Financial Statements             F-5 through F-21

              Supplemental Schedules:
                 I  - Item 27a Schedule of Assets
                      Held for Investment Purposes
                      at December 31, 1994               S-1 through S-4
                II  - Allocation of Plan Assets
                       and Liabilities to
                       Investment Programs               S-5 through S-6
               III  - Allocation of Plan Income
                       and Changes in Plan Equity
                       to Investment Programs           S-7 through S-10
                IV  - Item 27d Schedule of Reportable
                       Transactions for the Year Ended
                       December 31, 1994                      S-11

          (b) Exhibits

              Consents of Independent Public
               Accountants                               E-1 through E-2

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



          To the Board of Directors of
           Central Maine Power Company:
          We have audited the accompanying statement of financial condition of the CENTRAL MAINE POWER COMPANY EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES as of December 31, 1994, and the related statement of income and changes in participants equity for the year then ended. These financial statements and the supplemental schedules shown on the index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audit. The financial statements of the Central Maine Power Company Employee Savings and Investment Plan for Union Employees as of December 31, 1993 and for each of the two years in the period ended December 31, 1993 were audited by other auditors, whose report, dated June 3, 1994, expressed an unqualified opinion on those statements.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, the financial position of the Central Maine Power Company Employee Savings and Investment Plan for Union Employees as of December 31, 1994, and its income and changes in participants' equity for the year then ended, in conformity with generally accepted accounting principles.

          Our audit was performed for the purpose of forming an opinion on the 1994 basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by The Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The 1994 supplemental schedules have been subjected to the auditing procedures applied in the audit of the 1994 basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                      COOPERS & LYBRAND L.L.P.

          Portland, Maine
          June 26, 1995

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



          To the Board of Directors of
           Central Maine Power Company:
          We have audited the accompanying statement of financial condition of the CENTRAL MAINE POWER COMPANY EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES as of December 31, 1993, and the related statements of income and changes in participants' equity for each of the two years in the period ended December 31, 1993. These financial statements and the supplemental schedules listed in the accompanying index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Central Maine Power Company Employee Savings and Investment Plan for Union Employees as of December 31, 1993, and its income and changes in participants' equity for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.
          Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by The Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.





                                      Arthur Andersen LLP
          Boston, Massachusetts
          June 3, 1994

                                               Central Maine Power Company
                                                  Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

                          Statements of Financial Condition
                                  (See Schedule II)

                                                      As of December 31,


                     Assets                        1994                1993



         Investments at market value
          (cost $19,905,988 and
          $16,695,386 respectively)
          (Notes 1 and 2) (Schedule I)         $18,962,758         $16,747,634


         Company dividends receivable               89,792              62,628


         Other receivables                         102,148             112,635


         Participant loans receivable
         (Note 1)                                1,098,470           1,158,280



                                               $20,253,168         $18,081,177


         Liabilities and Participants'
                     Equity


         Security purchase payable             $    29,134         $    59,650



         Insurance contract reserve
         (Note 2)                                  100,000             100,000


         Participants' equity (Note 1)
         (Schedule III)                         20,124,034          17,921,527


                                               $20,253,168         $18,081,177




   The accompanying notes are an integral part of these financial statements.

                                                        Central Maine Power Company
                                                           Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

               Statements of Income and Changes in Participants' Equity
                 For the Years Ended December 31, 1994, 1993 and 1992
                                  (See Schedule III)

                                    1994            1993           1992

   Balance at beginning of year $17,921,527    $16,499,918    $13,527,807
   Investment income:
     Dividends on Company Stock     347,363        419,514        344,681
     Interest                       597,006        741,582        590,955
     Interest on loans               82,388         40,040         23,510
     Investment appreciation/
     depreciation (Note 2)         (416,352)    (2,259,137)       199,731
        Net investment income       610,405     (1,058,001)     1,158,877

   Contributions:
     Participants                 1,818,148      1,981,191      1,826,721
     Company                        685,783        709,377        707,852

                                  2,503,931      2,690,568      2,534,573

   Transfer to other plans
    (Note 1)                       (281,755)        10,598       (627,918)

   Less: Withdrawals and
         distributions
          Cash                      630,074        121,556         93,421
          Central Maine Power
           Company Stock (0
           shares in 1994,
           1993 and 1992)            -              -              -
                                    630,074        121,556         93,421

   Insurance contract reserve
    (Note 2)                                      (100,000)        -

   Balance at end of year       $20,124,034    $17,921,527    $16,499,918

   The accompanying notes are an integral part of these financial statements.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

                            Notes to Financial Statements
                                  December 31, 1994

          1. Description of the Plan

             The Central Maine Power Company Employee Savings and Investment Plan for Union Employees ("the Plan" or "the Union Plan") was adopted by the Board of Directors of Central Maine Power Company ("the Company") on November 15, 1984 and became effective January 1, 1985. Certain pertinent features of the Plan, as amended, are discussed below.

             a.  Eligibility of Participants

                 Each employee of the Company who is in a unit of employees covered by a collective bargaining agreement is eligible to join the Plan after completing one year of service during which the employee has worked at least 1,000 hours.

             b.  Elective Contributions by Participants

                 Each participant elects a salary reduction percentage to be contributed by the Company on their behalf.
                 Participants may elect to contribute from 2% to 15% (in multiples of 1%) of their basic compensation to the Plan through a salary reduction agreement.

             c.  Matching Contributions by the Company

                 The Company contributes to the Plan an amount equal to 60% of the first 5% of the salary reduction amount contributed on behalf of each participant provided, however, that the total contribution that the Company is obligated to make for any year does not exceed the maximum amount deductible from the Company's gross income under applicable provisions of the Internal Revenue Code. In 1994, 1993 and 1992, these provisions limited the annual employee contribution excluded from taxable income to the lesser of 25% of total compensation or approximately $9,200, $9,000 and $8,700, respectively. The Company's matching contribution may be made from time to time during each year and shall be paid in full as of the date the Company files its federal income tax return for that year.

             d.  Investment Options

                 All contributions made under the Plan are commingled in a common/collective trust that also contains the assets of four other employee savings and investment plans of the Company and its affiliated companies. As of December 31, 1994 the contributions were invested by the Trustee,

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          1. Description of the Plan

             d.  Investment Options

                 Fidelity Management Trust Company, based upon participant election in one or more of ten Funds. Contributions to all Funds may be invested temporarily in short-term investments prior to purchase of primary Fund securities.


                 The Funds consist of:

                 Retirement Government Money Market Portfolio - An income fund comprised of short-term, high-quality debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

                 Fidelity Balanced Fund - A diversified fund comprised of high-yielding securities, including common stocks and bonds.

                 Fidelity Magellan Fund - A fund comprised primarily of common stock and securities convertible into common stock seeking capital appreciation.

                 Equity Fund - The Fidelity U. S. Equity Index Fund comprised of common stock, which attempts to duplicate the composition of the Standard & Poor's Daily Stock Price Index of 500 Common Stocks during the current year. A fund comprised of common stock, preferred stock and convertible debt instruments as selected by the prior Trustee.

                 Fixed Income Contract Portfolio - A fixed-income fund comprised of investments yielding a fixed rate of return, as selected by the Trustee, issued mainly by insurance companies and banks. This fund is being phased-out and is no longer accepting contributions as of May, 1995.

                 Central Maine Power Company Stock Fund - A fund comprised of the common shares of The Company.

                 Asset Manager Income Fund - A fund emphasizing investment in bonds and short-term instruments for income and price stability, but allows some investment in stocks for their potential to grow and keep pace with inflation.

                 Asset Manager Fund - A fund allocating its assets among and across domestic and foreign stocks, bonds and short-term instruments of U.S. and foreign issuers, including those in emerging markets.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

                 Asset Manager Growth Fund - This fund seeks to maximize a total return, the Fund allocates its assets among three principal asset classes: stocks, bonds, and short-term instruments. However, it may invest in many types of domestic and foreign securities.

                 Fidelity Intermediate Bond Fund - A fund investing in domestic and foreign investment-grade securities with intermediate maturities.

                 Upon enrollment, participants elect the Fund or Funds in which to invest their contributions. The percentage of such contributions invested in a particular Fund must be a multiple of 10%. Participants may change the investment of their future contributions (in multiples of 10% of such contributions) or transfer a portion from one Fund to another. Changes and transfers can be made at any time.

                 All Company contributions are initially invested in the Central Maine Power Company Stock Fund. Dividends, interest and other distributions received on the assets held in each Fund shall be reinvested in the respective Fund.

                 Participants may transfer all or a portion of the Company contributions made on their behalf out of the CMP Company Stock Fund.

                 The number of participants in each Fund at December 31, 1994 and 1993 was as follows:


                                                          Number of
                                                         Participants
                            Fund Type                   1994      1993
             Retirement Government Money Market           230      242
             Fidelity Balanced Fund                       439      441

             Fidelity Magellan Fund                       587      587
             Equity Fund                                  526      546
             Fixed Income Contract Portfolio              770      807

             Asset Manager Income Fund                      1       -
             Asset Manager Fund                             2       -
             Asset Manager Growth Fund                      6       -

             Fidelity Intermediate Bond Fund               -        -
             Central Maine Power Company Stock Fund       931      980

                 The total number of participants in the Plan was 977 and 1,008 at December 31, 1994 and 1993, respectively. The aggregate participation in the ten Funds is greater than

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

                 the number of employees participating because employees have the option of investing in one or more Funds.

             e.  Vesting

                 Each participant's account consists of their contributions and any rollover money, the matching Company contribution and any net earnings thereon. Participants are 100% vested in their account balances.

             f.  Withdrawals and Distributions

                 Withdrawals may be made only for reasons of hardship.
                 With the consent of the Company's Employee Savings and Investment Plan Committee, a participant may elect to make a hardship withdrawal, as determined in accordance with the Plan provisions, of up to 100% of their account.

                 Distributions made from the Funds occur as a result of termination of employment, death, retirement or permanent disability no later than 60 days after the end of the Plan year, unless under certain circumstances retiring or disabled participants elect otherwise.

             g.  Loans

                 Participants may borrow amounts in the aggregate of not more than 50% of their account balance, subject to a maximum loan of $50,000. Loans bear interest at a rate equal to the current rate of interest being charged by the Central Maine Power Company Employees Federal Credit Union for loans secured by share account balances. The maximum term of the loans is generally five years. Loans outstanding as of December 31, 1994 and 1993 amounted to $1,098,470 and $1,158,280, respectively.

          2. Summary of Significant Accounting Policies

             a.  Investment Valuation

                 Investments other than fixed income contracts with insurance companies are stated at market value. Fixed income contracts are stated at contract value which is cost plus interest at the stated rate.

                 At December 31, 1993 State Street Bank and Trust held a fixed income contract with Executive Life Insurance Company (Executive Life) with a contract value of approximately $3.0 million. The Union Plan holds approximately $630,000 of the Executive Life contract.

                 On April 11, 1991 the State of California insurance regulators placed Executive Life under conservatorship.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

                 The regulators stated Executive Life would continue to pay monthly annuities, but placed a moratorium on policy surrenders and loans. The Conservation Court of California approved the sale of Executive Life to an investor group - Altus Finance (Altus) and Mutuelle Assurance Artisanale de France (Mutuelle). Under this rehabilitation agreement, Altus agreed to pay $3.25 billion for the Executive Life high risk bonds while Mutuelle agreed to infuse $300 million in capital.

                 Together, the agreement formed a new company, Aurora National Life Assurance Company.

                 This rehabilitation plan was appealed on several points to the California Court of Appeal and subsequently remanded to the Superior Court to be corrected. On August 13, 1993, the Los Angeles Superior Court approved a modified rehabilitation/liquidation plan for Executive Life. The modified plan became effective September 3, 1993. Under the terms of the modified rehabilitation plan, contract holders were given a choice to either opt-in or opt-out of a 5-year fixed income contract with Aurora National Life Assurance Company, the successor to Executive Life.

                 Both options meant some loss of original investment to participants, and both were clouded by continuing litigation and complicated by a variety of "holdback" amounts. Under opt-in, participants would receive an initial restructured value of 77% with some potential to realize 86%. Under opt-out, participants would receive an initial restructured value of 56% (assuming favorable resolution of pending litigation) with some potential for eventually realizing a total of 84%. The Company retained Townshend & Schupp, an insurance research and consulting firm, to assist in analyzing the potential value of the options. After review of all the relevant facts and the advice of Townshend & Schupp the Company selected the opt-out approach.

                 During 1993, the Plan recorded a reserve of $100,000 reflecting a reduction in the value of the Executive Life contract to the 84% level associated with their opt-out selection. As discussed further below, the Company and other parties continue to pursue alternatives in order to protect and enhance the ultimate recovery levels of the Executive Life Contract.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          2. Summary of Significant Accounting Policies (continued)

             a.  Investment Valuation (continued)

                 A number of uncertainties regarding the final settlement of Executive Life issues remain, including pending litigation and the impact of carrying out the remaining steps of the modified rehabilitation plan. Three subsequent legal challenges currently exist: one to the general modified rehabilitation plan, one to the transfer of Executive Life's high-yield bonds to its successor, and another to the priority system for dealing with Executive Life contract holders' claims. Significant uncertainties in the carrying out of the remainder of the modified rehabilitation plan include the uncertainty of the impact of the final distribution of opt-in and opt-out decisions and the timing of the sale of other Executive Life assets.

                 On June 9, 1994, the Company and its affiliates with investments held by the common/collective trust, filed suit in the United States District Court in Bangor, Maine, against State Street Bank & Trust for breach of the Bank's fiduciary obligations under the Employee Retirement Income Security Act. The Company is seeking to hold the Bank liable for any loss or damage arising out of the Bank's purchase and management of the Executive Life contract. The Bank was the trustee and investment advisor for the Executive Life contract at the time of purchase and continues in that capacity with regard to the asset.

                 In March 1995, the parties agreed to a dismissal of the case under an agreement whose terms are confidential. It is expected that within the next two years, assuming a successful conclusion to the California rehabilitation proceedings, that the settlement may result in the amount of the original Executive Life contract being restored to the Union Plan.

                 Requests from Plan participants for payments or transfers of funds from the Fixed Income Fund will continue to be processed, but the shares associated with the Executive Life contract, about 10.3 percent of the Fund, continue to be temporarily frozen. Once the final recoverable portion of the Executive Life contract is established, reinstitution of the ability to transfer or reallocate shares of the frozen percentage, minus any ultimate losses incurred in the settlement, is expected.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          2. Summary of Significant Accounting Policies (continued)

             a.  Investment Valuation (continued)
                 At December 31, 1994, Fidelity held a fixed income contract with Confederation Life Insurance Company (Confederation Life) with a contract value of approximately $4.2 million. The Union Plan holds approximately $1 million of the Confederation Life contract.
                 On August 11, 1994, Canada's Office of the Superintendent of Financial Institutions took over the Confederation Life Insurance Company. On August 12, 1994, the State of Michigan (Confederation Life's port of entry) filed suit to seize the Company's assets.

                 In response to these regulatory actions, the Association of Confederation Life contractors (ACLIC) was formed. The ACLIC membership includes persons that hold or have an interest in Guaranteed Investment Contracts issued by Confederation Life. Fidelity is actively participating in the ACLIC to represent and protect the interests of the Company.

                 There is no way to predict at this time the outcome of the Confederation Life situation. The Deputy Rehabilitator appointed by the Michigan Department of Insurance has indicated that he expects the full August 1994 account balances to be recovered. ACLIC has estimated that between 87 and 96 cents on the dollar will be realized by
                 U. S. policyholders.

                 The Company has notified Fidelity, and Fidelity has acknowledged, its fiduciary obligations regarding its purchase of the Confederation Life contract. In addition, the Company, as of the close of business on August 16, 1994, segregated approximately $4 million of the Plan's Fixed Income Fund for the common/collective trust and placed hold on all transactions with regard to that amount. This action was taken to ensure that all Plan participants invested in the Fixed Income Fund at the time of seizure by Canadian and Michigan authorities are treated equally.

             b.  Investment Appreciation/Depreciation
                 Investments are stated at fair value as determined based upon quoted market prices. The plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Realized and unrealized appreciation/ depreciation of Plan assets are based on the value of the assets at the beginning of the Plan year or at the time of purchase during the year. The following table depicts this Employee Retirement Income Security Act of 1974 method for funds which generate such appreciation/ depreciation.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

   2. Summary of Significant Accounting Policies (continued)

      b. Investment Appreciation/Depreciation (continued)

                             Fidelity      Fidelity
                             Balanced      Magellan       Equity          Sub
                               Fund          Fund          Fund          Total
   Market value at
   December 31, 1991     $     -       $     -        $ 1,009,384    $1,009,384

   Current value of
   sales during 1992         (24,889)      (89,526)      (408,564)     (522,979)

   Cost of purchases
   during 1992               354,709       915,783        918,804     2,189,296

   Unrealized
   appreciation/
   (depreciation)             (5,171)      (39,210)        68,401        24,020

   Market value at
   December 31, 1992         324,649       787,047      1,588,025     2,699,721

   Current value of
   sales during 1993         (72,245)     (291,105)      (368,703)     (732,053)

   Cost of purchases
   during 1993               620,466     1,380,938        601,719     2,603,123

   Unrealized
   appreciation/
   (depreciation)             15,046        71,644         80,268       166,958

   Market value at
   December 31, 1993         887,916     1,948,524      1,901,309     4,737,749

   Current value of
   sales during 1994        (116,998)     (253,081)      (206,042)     (576,121)

   Cost of purchases
   during 1994               449,775     1,078,391        534,880     2,063,046

   Unrealized
   appreciation/
   (depreciation)            (81,173)     (125,068)       (40,484)     (246,725)

   Market value at
   December 31, 1994      $1,139,520    $2,648,766     $2,189,663    $5,977,949






                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

   2. Summary of Significant Accounting Policies (continued)

      b.  Investment Appreciation/Depreciation (continued)

                                             Asset
                             Company        Manager        Asset
                              Stock         Income        Manager         Sub
                               Fund          Fund          Fund          Total
   Market value at
   December 31, 1991     $ 5,158,811   $              $             $ 5,158,811

   Current value of
   sales during 1992        (442,430)                                  (442,430)

   Cost of purchases
   during 1992             1,232,845                                  1,232,845

   Unrealized
   appreciation/
   (depreciation)            196,630                                    196,630

   Market value at
   December 31, 1992       6,145,856                                  6,145,856

   Current value of
   sales during 1993      (1,079,865)                                (1,079,865)

   Cost of purchases
   during 1993             2,068,415                                  2,068,415

   Unrealized
   appreciation/
   (depreciation)         (2,449,434)                                (2,449,434)

   Market value at
   December 31, 1993       4,684,972         -              -         4,684,972

   Current value of
   sales during 1994        (528,077)        -              -          (528,077)

   Cost of purchases
   during 1994             1,360,546        16,920          7,288     1,384,754

   Unrealized
   appreciation/
   (depreciation)           (121,054)           48            (58)     (121,064)

   Market value at
   December 31, 1994     $ 5,396,387       $16,968         $7,230   $ 5,420,585





                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

   2. Summary of Significant Accounting Policies (continued)

      b.  Investment Appreciation/Depreciation (continued)

                              Asset        Fidelity
                             Manager     Intermediate
                              Growth         Bond
                               Fund          Fund         Total
   Market value at
   December 31, 1991     $             $              $ 6,168,195

   Current value of
   sales during 1992                                     (965,409)

   Cost of purchases
   during 1992                                          3,422,141

   Unrealized
   appreciation/
   (depreciation)                                         220,650

   Market value at
   December 31, 1992                                    8,845,577

   Current value of
   sales during 1993                                   (1,811,918)

   Cost of purchases
   during 1993                                          4,671,538

   Unrealized
   appreciation/
   (depreciation)                                                                                        (2,282,476)

   Market value at
   December 31, 1993           -             -          9,422,721

   Current value of
   sales during 1994          (1,035)        -         (1,105,233)

   Cost of purchases
   during 1994                19,356         -          3,467,156

   Unrealized
   appreciation/
   (depreciation)               (463)        -           (368,252)

   Market value at
   December 31, 1994         $17,858     $   -        $11,416,392




                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

                 The market value of Central Maine Power Company stock was $10.75 at June 2, 1995 and $13.563 per share at December 31, 1994.

             c.  Expenses

                 All expenses of administration of the Plan, including Trustee's and record keepers' fees, are paid by Central Maine Power Company.

          3. Federal Income Taxes

             The Internal Revenue Service (IRS) has issued a favorable determination letter with respect to the Plan's tax-exempt status under Sections 401(a) and 401(k) of the Internal Revenue Code. Therefore, no income taxes have been provided for in the accompanying financial statements.

             Elective contributions to the Plan made by the Company on behalf of employees are not subject to federal income taxes currently, as long as these contributions are below the maximum level derived in accordance with Section 401(k) regulations. Contributions and earnings thereon will, in general, be taxable upon distribution, although rules providing for additional deferral may apply with respect to certain distributions of Company stock.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          4. Allocation of Plan Assets and Liabilities to Investment
             Programs


                             As of December 31, 1994

                            Retirement
                            Government
                              Money         Fidelity      Fidelity
                              Market        Balanced      Magellan         Equity          Sub
            Assets          Portfolio        Fund*          Fund*          Fund*          Total

      Investments at
      market value (cost
      $19,905,988)
      (Notes 1 and 2)
      (Schedule I)          $375,216     $1,139,520     $2,648,766     $2,189,663     $6,353,165

      Company dividends
      receivable               -              -              -              -              -

      Other receivables        4,069          9,275         20,003         11,117         44,464

      Participant loans
      receivable (Note 1)      -              -              -              -              -

                            $379,285     $1,148,795     $2,668,769     $2,200,780     $6,397,629

        Liabilities and
         Participants'
            Equity

      Security purchase
      payable               $            $              $              $              $

      Insurance contract
      reserve (Note 2)

      Participants'
      equity (Note 1)
      (Schedule III)         379,285      1,148,795      2,668,769      2,200,780      6,397,629

                            $379,285     $1,148,795     $2,668,769     $2,200,780     $6,397,629


      *Parties in interest to the plan.









                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          4. Allocation of Plan Assets and Liabilities to Investment
             Programs (continued)

                                              As of December 31, 1994

                                            Central
                              Fixed          Maine          Asset
                              Income         Power         Manager         Asset
                             Contract       Company        Income         Manager          Sub
            Assets          Portfolio     Stock Fund*       Fund*          Fund*          Total

      Investments at
      market value
      (Notes 1 and 2)
      (Schedule I)        $7,171,150     $5,396,387        $16,968         $7,230    $12,591,735

      Company dividends
      receivable               -             89,792           -              -            89,792

      Other receivables       20,864         36,820           -              -            57,684

      Participant loans
      receivable (Note 1)  1,098,470           -              -              -         1,098,470

                          $8,290,484     $5,522,999        $16,968         $7,230    $13,837,681

        Liabilities and
         Participants'
            Equity

      Security purchase
      payable             $              $   29,134        $               $         $    29,134

      Insurance contract
      reserve (Note 2)       100,000                                                     100,000

      Participants'
      equity (Note 1)
      (Schedule III)       8,190,484      5,493,865         16,968          7,230     13,708,547

                          $8,290,484     $5,522,999        $16,968         $7,230    $13,837,681


      *Parties in interest to the plan.






                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          4. Allocation of Plan Assets and Liabilities to Investment
             Programs (continued)

                                                                                                     As of December 31, 1994
                                             Asset        Fidelity
                                            Manager     Intermediate
                                             Growth         Bond
            Assets                            Fund*         Fund*          Total

      Investments at
      market value (Notes 1
      and 2) (Schedule I)                   $17,858       $           $18,962,758

      Company dividends
      receivable                                                           89,792

      Other receivables                                                   102,148

      Participant loans
      receivable (Note 1)                                               1,098,470

                                            $17,858        $          $20,253,168

        Liabilities and
         Participants'
            Equity

      Security purchase
      payable                               $              $          $    29,134

      Insurance contract
      reserve (Note 2)                                                    100,000

      Participants'
      equity (Note 1)
      (Schedule III)                         17,858                    20,124,034

                                            $17,858        $          $20,253,168


      *Parties in interest to the plan.

      Comparable information for 1993 can be found on Schedule II attached.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994


                               Retirement
                               Government
                                 Money         Fidelity       Fidelity
                                 Market        Balanced       Magellan        Equity        Sub
                               Portfolio         Fund*         Fund*           Fund*       Total

   Balance at beginning
   of year                      $282,688    $  899,597    $1,971,072     $1,914,755     $5,068,112

   Investment income
    Dividends on
    Company Stock                   -             -             -              -              -

    Dividends and
    Interest                      12,347        31,349        85,092         64,006        192,794
    Interest on loans               -             -             -              -              -

    Investment appreciation/
    depreciation (Note 2)           -          (86,600)     (133,003)       (43,929)      (263,532)

     Net investment income        12,347       (55,251)      (47,911)        20,077        (70,738)
   Contributions
    Participants                 105,216       241,262       527,777        286,904      1,161,159
    Company                         -             -             -              -              -
                                 105,216       241,262       527,777        286,904      1,161,159
   Transfer (to) from
   other plans or funds             (882)       94,483       301,710         39,933        435,244
   Less:  Withdrawals
   and distributions
      Cash                        20,084        31,296        83,879         60,889        196,148
      Central Maine
      Power Company      Stock (0 shares)              -             -             -              -              -

   Insurance contract
   reserve (Note 2)                 -             -             -              -              -

   Balance at end of
   year                         $379,285    $1,148,795    $2,668,769     $2,200,780     $6,397,629

   *Parties in interest to the plan.


                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994 (continued)


                                                Central
                                  Fixed           Maine         Asset
                                 Income          Power        Manager          Asset
                                Contract        Company        Income         Manager       Sub
                               Portfolio      Stock Fund*       Fund*           Fund*       Total

   Balance at beginning
   of year                    $8,126,752    $4,726,663       $  -            $ -       $12,853,415
   Investment income

    Dividends on
    Company Stock                   -          347,363          -              -           347,363
    Dividends and
    Interest                     403,928          -             -              -           403,928

    Interest on loans             82,388          -             -              -            82,388

    Investment appreciation/
    depreciation (Note 2)           -         (152,317)           48            (58)      (152,327)
     Net investment income       486,316       195,046            48            (58)       681,352

   Contributions
    Participants                 549,941       106,540           271             47        656,799
    Company                         -          685,783          -              -           685,783
                                 549,941       792,323           271             47      1,342,582
   Transfer (to) from
   other plans or funds         (685,687)      (73,079)       16,649          7,241       (734,876)

   Less:  Withdrawals
   and distributions
      Cash                       286,838       147,088          -              -           433,926      Central Maine
      Power Company
      Stock (0 shares)              -             -             -              -              -

   Insurance contract
   reserve (Note 2)                 -             -             -              -              -
   Balance at end of
   year                       $8,190,484    $5,493,865       $16,968         $7,230    $13,708,547


   *Parties in interest to the plan.

                                                Central Maine Power Company
                                                   Form 11-K - Year 1994

                             Central Maine Power Company
                         Employee Savings and Investment Plan

                                 For Union Employees

          5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994 (continued)


                                                 Asset       Fidelity
                                                Manager     Intermediate
                                                Growth          Bond
                                                 Fund*          Fund*        Total

   Balance at beginning
   of year                                     $  -            $  -        $17,921,527
   Investment income

    Dividends on
    Company Stock                                 -              -             347,363

    Dividends and
    Interest                                       284           -             597,006

    Interest on loans                             -              -              82,388

    Investment appreciation/
    depreciation                                  (493)                       (416,352)
     Net investment income                        (209)                        610,405

   Contributions
    Participants                                   190                       1,818,148
    Company                                       -                            685,783
                                                   190                       2,503,931
   Transfer (to) from
   other plans or funds                         17,877                        (281,755)

   Less:  Withdrawals
   and distributions
      Cash
      Central Maine                               -                            630,074
      Power Company
      Stock (0 shares)                                                            -

   Insurance contract
   reserve (Note 2)                               -                               -

   Balance at end of
    year                                        $17,858        $            $20,124,034


   *Parties in interest to the plan.

   Comparable information for 1992 and 1993 can be found on Schedule III attached.

                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                  Schedule I
                                                                                  Page 1 of 4
                                      Central Maine Power Company
                                  Employee Savings and Investment Plan

                                        For Union Employees (B)

                       Item 27a Schedule of Assets Held for Investment Purposes
                                         At December 31, 1994
                              Name of Issuer                                       Market/Contract
            Fund            and Title of Issue       Units (A)         Cost             Value

    Retirement Government Money Market Fund          2,000,052     $ 2,000,052       $ 2,000,052
    Fidelity Balanced Fund*                            559,968       7,272,578         6,882,004

    Fidelity Magellan Fund*                            211,089      14,473,155        14,100,728
    Equity Fund*                                       694,757      11,237,875        11,748,347
    Asset Manager Income Fund*                           6,403          66,784            66,715

    Asset Manager Fund*                                  8,619         121,149           119,206
    Asset Manager Growth Fund*                          36,276         479,775           465,781
    Fidelity Intermediate Bond Fund*                       417           4,108             4,100
    Fixed Income        Sun Life Insurance of
                        America (1994 Contracts).
                        Contract rate 7.50%.
                        Maturity date 12/31/98.      1,446,812       1,446,812         1,446,812
                        John Hancock Mutual Life
                        Insurance Company (1990
                        Contracts).  Contract
                        rate 8.40%.  Maturity
                        date 01/03/95.                 962,344         962,344           962,344
                        Mass Mutual (1990
                        Contracts.  Contract rate
                        9.56%.  Maturity date
                        6/30/95.                     1,854,255       1,854,255         1,854,255
                        Pacific Mutual Life
                        Insurance Company (1982
                        Contracts).  Contract
                        rate 8.25%.                    856,656         856,656           856,656

                        Principal Mutual (1991
                        Contracts).  Contract
                        rate 8.94%.  Maturity
                        date 01/02/96.               1,483,080       1,483,080         1,483,080

                        State Mutual (1992
                        Contracts).  Contract
                        rate 5.80%.  Maturity
                        date 06/29/95.               2,404,649       2,404,649         2,404,649

    The accompanying notes are an integral part of these financial statements.
    *Parties in interest to the plan.


                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                 Schedule I
                                                                                 Page 2 of 4
                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Union Employees (B)
                                              Investments

                                                            Balance at December 31, 1994
                              Name of Issuer                                       Market/Contract
            Fund            and Title of Issue       Units (A)         Cost             Value
    Fixed Income        Lincoln National (1992
    (continued)         Contracts).  Contract
                        rate 5.94%.  Maturity
                        date 03/30/95.               2,413,270       2,413,270         2,413,270
                        New York Life Insurance
                        Company (1991 Contracts).
                        Contract rate 8.90%.
                        Maturity date 01/02/96.      1,566,198       1,566,198         1,566,198
                        Life of Virginia (1993
                        Contracts).  Contract
                        rate 6.50%.  Maturity
                        date 6/30/97.                2,831,695       2,831,695         2,831,695

                        Peoples Security Life
                        (1993 Contracts).
                        Contract rate 5.41%.
                        Maturity date 12/31/95.      2,151,771       2,151,771         2,151,771

                        Confederation Life
                        Insurance Company (1993
                        Contracts) (See Note 2 to
                        Financial Statements)        4,156,927       4,156,927         4,156,927
                        Executive Life Insurance
                        Company (1989 Contract)
                        (See Note 2 to Financial
                        Statements)                  2,960,363       2,960,363         2,960,363
                        Provident Life and
                        Accident (1994
                        Contracts).  Contract
                        rate 7.12%.  Maturity
                        date 06/30/98.               3,074,354       3,074,354         3,074,354
                        Fidelity-Short-term
                        Investment Fund (at par
                        value)*.  Contract rate
                        5.97%.                         616,129         616,129           616,129

                          Total Fixed
                           Income Fund                              28,778,503        28,778,503


    The accompanying notes are an integral part of these financial statements.    *Parties in interest to the plan.



                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                Schedule I
                                                                                Page 3 of 4
                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Union Employees (B)
                                              Investments

                                                              Balance at December 31, 1994
            Fund              Name of Issuer                                       Market/Contract
                            and Title of Issue       Units (A)         Cost             Value
    Central Maine Power Company Stock
                        Central Maine Power          1,199,307
                        Company Stock*                  Shares      18,885,550        16,266,201

                        Fidelity U. S. Government
                        Reserve Pool (at par
                        value)*                        322,616         322,616           322,616

                          Total CMP Stock Fund                      19,208,166        16,588,817
                          Total Investments
                           All Funds                                83,642,145        80,754,253
                        Participants Loans
                        Receivable                                   3,997,382         3,997,382
                        Grand Total                                $87,639,527       $84,751,635



   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.

                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994

                                                                                  Schedule I
                                                                                  Page 4 of 4

                                            Central Maine Power Company
                                       Employee Savings and Investment Plan

                                                For Union Employees

                                         Notes to Schedule I - Investments


                (A)  "Units," except for shares of Company stock, indicates each Fund's share of the total units associated with pooled funds, which are accumulations of investments from numerous entities, including the Plan.

                (B)  The investments of the Central Maine Power Company Employee Savings and
                     Investment Plan for Union Employees are commingled in a common/collective trust with the investments of four other employee savings and investment plans maintained by the Company and its affiliates.  Schedule I presents the consolidated investments of all five plans.  This Plan's share of the pooled investments is as follows:

                                                                         Market/Contract
                                                         Cost                 Value
                      Retirement Government
                      Money Market Portfolio            $   375,216        $   375,216

                      Fidelity Balanced Fund*             1,205,691          1,139,520
                      Fidelity Magellan Fund*             2,726,170          2,648,766

                      Equity Fund*                        2,105,283          2,189,663

                      Fixed Income                        7,171,150          7,171,150

                      Central Maine Power
                      Company Stock*                      6,279,940          5,396,387
                      Asset Manager Income
                      Fund*                                  16,920             16,968

                      Asset Manager Fund*                     7,288              7,230

                      Asset Manager Growth
                      Fund*                                  18,330             17,858
                      Fidelity Intermediate
                      Bond Fund*                               -                  -

                                                        $19,905,988        $18,962,758
                The accompanying notes are an integral part of these financial statements.
                *Parties in interest to the plan.

                                                 Central Maine Power Company
                                                     Form 11-K - Year 1994

                                                            Schedule II
                                                            Page 1 of 2

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                          For Union Employees
             Allocation of Plan Assets and Liabilities to Investment Programs

                                              As of December 31, 1993

                            Retirement
                            Government                              Money         Fidelity      Fidelity
                              Market        Balanced      Magellan         Equity          Sub
            Assets          Portfolio        Fund*          Fund*          Fund*          Total

      Investments at
      market value (cost
      $16,695,386)      (Notes 1 and 2)
      (Schedule I)          $277,472       $887,916     $1,948,524     $1,901,309     $5,015,221

      Company dividends
      receivable                -              -              -              -              -

      Other receivables        5,216         11,681         22,548         13,446         52,891
      Participant loans
      receivable (Note 1)       -              -              -              -              -

                            $282,688       $899,597     $1,971,072     $1,914,755     $5,068,112
        Liabilities and
         Participants'
            Equity

      Security purchase
      payable               $   -          $   -        $     -        $     -        $     -
      Insurance contract
      reserve (Note 2)          -              -              -              -              -

      Participants'
      equity (Note 1)
      (Schedule III)         282,688        899,597      1,971,072      1,914,755      5,068,112
                            $282,688       $899,597     $1,971,072     $1,914,755     $5,068,112

      The accompanying notes are an integral part of these financial statements.
      *Parties in interest to the plan.






                                                                     Central Maine Power Company
                                                                        Form 11-K - Year 1994

                                                                               Schedule II
                                                                               Page 2 of 2

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                          For Union Employees
                   Allocation of Plan Assets and Liabilities to Investment Programs

                                                                                                      As of December 31, 1993
                                                           Central
                                             Fixed          Maine
                                             Income         Power                                            Contract       Company
            Assets                         Portfolio     Stock Fund*       Total

      Investments at
      market value (Notes 1
      and 2) (Schedule I)                $7,047,441     $4,684,972    $16,747,634
      Company dividends
      receivable                               -            62,628         62,628

      Other receivables                      21,031         38,713        112,635

      Participant loans
      receivable (Note 1)                 1,158,280           -         1,158,280
                                         $8,226,752     $4,786,313    $18,081,177

        Liabilities and
         Participants'
            Equity
      Security purchase
      payable                            $     -        $   59,650    $    59,650

      Insurance contract
      reserve (Note 2)                      100,000           -           100,000
      Participants'
      equity (Note 1)
      (Schedule III)                      8,126,752      4,726,663     17,921,527

                                         $8,226,752     $4,786,313    $18,081,177

      The accompanying notes are an integral part of these financial statements.        *Parties in interest to the plan.

                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994

                                                                                  Schedule III
                                                                                  Page 1 of 4

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                          For Union Employees
                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1993

                               Retirement
                               Government
                                 Money         Fidelity       Fidelity
                                 Market        Balanced       Magellan        Equity          Sub
                               Portfolio         Fund*         Fund*           Fund*         Total
   Balance at beginning
   of year                     $129,732       $335,326     $  806,307     $1,600,089    $2,871,454

   Investment income
    Dividends on
    Company Stock                  -              -              -              -             -

    Dividends and
    Interest                      5,505         61,200        156,724         73,494       296,923

    Interest on loans              -              -              -              -             -
    Net realized gain
    (loss) on dis-
    position of
    investments                    -            11,341         31,960         12,440        55,741
    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)           -            15,046         71,644         80,268       166,958

     Net investment income        5,505         87,587        260,328        166,202       519,622
   Contributions
    Participants                115,351        250,916        533,422        330,335     1,230,024
    Company                        -              -              -              -             -
                                115,351        250,916        533,422        330,335     1,230,024
   Transfer (to) from
   other plans or funds          32,495        228,069        373,530       (175,595)      458,499
   Less:  Withdrawals
   and distributions
      Cash                          395          2,301          2,515          6,276        11,487
      Central Maine
      Power Company
      Stock (0 shares)             -              -              -              -             -
   Insurance contract
   reserve (Note 2)                -              -              -              -             -

   Balance at end of
   year                        $282,688       $899,597     $1,971,072     $1,914,755    $5,068,112
   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.

                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994

                                                                                 Schedule III
                                                                                  Page 2 of 4

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                          For Union Employees
                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1993

                                                              Central
                                                 Fixed         Maine
                                                Income         Power
                                               Contract       Company
                                               Portfolio    Stock Fund*        Total

   Balance at beginning
   of year                                   $7,313,796    $ 6,314,668     $16,499,918

   Investment income
    Dividends on
    Company Stock                                  -           419,514         419,514

    Dividends and
    Interest                                    444,659           -            741,582
    Interest on loans                            40,040           -             40,040

    Net realized gain
    (loss) on dis-
    position of
    investments                                    -           (32,402)         23,339
    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)                           -        (2,449,434)     (2,282,476)

     Net investment income                      484,699     (2,062,322)     (1,058,001)
   Contributions
    Participants                                628,419        122,748       1,981,191
    Company                                        -           709,377         709,377
                                                628,419        832,125       2,690,568
   Transfer (to) from
   other plans or funds                        (177,159)      (270,742)         10,598
   Less:  Withdrawals
   and distributions
      Cash                                       23,003         87,066         121,556
      Central Maine
      Power Company
      Stock (0 shares)                             -              -               -

   Insurance contract
   reserve (Note 2)                            (100,000)          -           (100,000)

   Balance at end of
   year                                      $8,126,752     $4,726,663     $17,921,527
   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.

                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994

                                                                                  Schedule III
                                                                                  Page 3 of 4

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                          For Union Employees
                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1992

                               Retirement
                               Government
                                 Money         Fidelity       Fidelity
                                 Market        Balanced       Magellan        Equity          Sub
                               Portfolio         Fund*         Fund*           Fund*         Total
   Balance at beginning
   of year                     $   -          $   -          $   -        $1,476,096    $1,476,096

   Investment income
    Dividends on
    Company Stock                  -              -              -              -             -

    Interest                      2,023         18,137         85,703         40,125       145,988

    Interest on loans              -              -              -              -             -
    Net realized gain
    (loss) on dis-
    position of
    investments                    -              (281)        (3,757)        (1,731)       (5,769)

    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)           -            (5,171)       (39,210)        68,401        24,020

     Net investment income        2,023         12,685         42,736        106,795       164,239

   Contributions
    Participants                118,883        226,533        452,153        308,646     1,106,215
    Company                        -              -              -              -             -
                                118,883        226,533        452,153        308,646     1,106,215
   Transfer (to) from
   other plans or funds           9,147         96,410        311,855       (288,978)      128,434

   Less:  Withdrawals
   and distributions
      Cash                          321            302            437          2,470         3,530
      Central Maine
      Power Company
      Stock (0 shares)             -              -              -              -             -
   Insurance contract
   reserve (Note 2)                -              -              -              -             -

   Balance at end of
   year                        $129,732       $335,326       $806,307     $1,600,089    $2,871,454

   The accompanying notes are an integral part of these financial statements.     *Parties in interest to the plan.

                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994

                                                                                 Schedule III
                                                                                  Page 4 of 4

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                          For Union Employees
                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1992

                                                              Central
                                                 Fixed         Maine
                                                Income         Power
                                               Contract       Company
                                               Portfolio    Stock Fund*        Total

   Balance at beginning
   of year                                   $6,737,971     $5,313,740     $13,527,807

   Investment income
    Dividends on
    Company Stock                                  -           344,681         344,681

    Interest                                    442,012          2,955         590,955

    Interest on loans                            23,510           -             23,510
    Net realized gain
    (loss) on dis-
    position of
    investments                                    -           (15,150)        (20,919)
    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)                           -           196,630         220,650

     Net investment income                      465,522        529,116       1,158,877
   Contributions
    Participants                                612,039        108,467       1,826,721
    Company                                        -           707,852         707,852
                                                612,039        816,319       2,534,573
   Transfer (to) from
   other plans or funds                        (436,667)      (319,685)       (627,918)
   Less:  Withdrawals
   and distributions
      Cash                                       65,069         24,822          93,421
      Insurance contract
      reserve (Note 2)                             -              -               -
   Balance at end of
   year                                      $7,313,796     $6,314,668     $16,499,918

   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.

                                                         Central Maine Power Company
                                                     Employee Savings and Investment Plan

                                                             For Union Employees
                                                Item 27d Schedule of Reportable Transactions
                                                     For the Year Ended December 31, 1994



                                     No. of
                                     Current
                                     Trans.     Purchase   Trans.     Selling       Cost of    Value of       Net
             Description of Asset  Purchased     Price    Matured       Price        Asset       Asset    Gain/(Loss)

            Fidelity Magellan Fund*   94       1,085,003    39         245,146      248,447     253,081      (7,935)

            Fixed Income Contract
            Portfolio (Schedule I)    85       2,124,777    78       1,977,753    1,977,753   1,977,753         -
            Central Maine Power
            Company Stock Fund:

              CMP Common Stock*       82         613,965    44         161,580      202,248     192,843     (31,263)

              Fidelity U.S.
              Government Reserve
              Pool*                   82         746,580    44         335,234      335,234     335,234        -

            The accompanying notes are an integral part of these financial statements.
            *Parties in interest to the plan.


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    As independent public accountants, we hereby consent to

          the incorporation of our report, included in this Form 11-K, into the Company's previously filed registration Statement on Form S-8

          (File No. 33-44754).





                                           COOPERS & LYBRAND L.L.P.



          Portland, Maine
          June 14, 1995

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    As independent public accountants, we hereby consent to

          the incorporation of our report, included in this Form 11-K, into the Company's previously filed registration Statement on Form S-8

          (File No. 33-44754).





                                           ARTHUR ANDERSEN LLP



          Boston, Massachusetts
          June 30, 1995

                                                Central Maine Power Company

                                                      Form 11-K - Year 1994

                             Central Maine Power Company

                         Employee Savings and Investment Plan

                                 For Union Employees

                                      SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Central Maine Power Company
                                           Employee Savings and Investment
                                           Plan for Union Employees
                                                    (Name of Plan)


          Date:  June 30, 1995
                                           D. E. Marsh, Vice President,
                                           Corporate Services and Chief
                                           Financial Officer, Member,
                                           Employee Savings and Investment
                                           Plan Committee, Central Maine
                                           Power Company